As filed with the Securities and Exchange Commission on October 2, 2017

Registration No. 333-200419

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-200419

UNDER THE SECURITIES ACT OF 1933

NEFF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	37-1773826 (IRS Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400

Miami, FL 33178

(305) 513-3350

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

NEFF CORPORATION 2014 INCENTIVE AWARD PLAN

(Full Title of the Plan)

Mark Irion

Chief Financial Officer

Neff Corporation

3750 N.W. 87th Avenue, Suite 400

Miami, FL 33178

(305) 513-3350

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. Yes☐  No ☒

DEREGISTRATION OF UNSOLD SECURITIES

The post-effective amendment (the “Post-Effective Amendment”) relates to the following Registration Statement on Form S-8 (the “Registration Statement”) filed by Neff Corporation, a Delaware corporation (“Neff”), with the Securities and Exchange Commission (the “SEC”):

•                  Registration Statement on Form S-8 (No. 333-200419), filed with the SEC on November 21, 2014, which registered the offering of an aggregate of 1,500,000 shares of Class A common stock, $0.01 par value (the “Shares”).

On October 2, 2017, pursuant to the Agreement and Plan of Merger, dated as of August 16, 2017 (the “Merger Agreement”), by and among United Rentals (North America), Inc., a Delaware corporation (“URNA”), Neff Corporation and UR Merger Sub III Corporation, a Delaware corporation and wholly owned subsidiary of URNA (“Merger Sub”), Merger Sub merged with and into Neff (the “Merger”), with Neff surviving the Merger as a wholly owned subsidiary of URNA.

In connection with the Merger, Neff is terminating all offerings of its securities pursuant to the Registration Statement. In accordance with the undertakings made by Neff in the Registration Statement, Neff hereby removes and withdraws from registration the securities registered under the Registration Statement that remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Neff certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on October 2, 2017.

Neff Corporation

By:	/s/ Joli L. Gross
Name: Joli L. Gross
Title: Vice President, General Counsel and Corporate Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

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